EXHIBIT 99.6

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                       FINANCIAL COMMUNITY PRESENTATION

                             TED TRUSCOTT REMARKS
                               FEBRUARY 5, 2003
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o        Thank you, Barbara.

o As Jim mentioned, our Building Blocks for Growth strategy has four main components and my work as Chief Investment Officer is directly linked to the More Enhanced Capabilities and Processes and More Effective Organization blocks.
o I'd like to update you on the progress we have made and the steps taken to improve investment performance.
o We have significantly moved the performance dial in the right direction in the equity categories and have more work to do in fixed income.
o We can see the positive impact of our efforts each month that our portfolios outperform their Lipper peer groups. As poor performing months roll off, we are seeing improved performance in 1-year numbers and in some cases 3- and 5-year numbers.

o The team brought me to AEFA in September of 2001 to help build a world class asset management organization.
o I was attracted to AEFA by the strong brand, tremendous distribution capabilities, and the opportunity to grow the financial services and asset management business of American Express.
o The AEFA senior leadership team is committed to improving performance and efforts were already underway before I arrived.
o Jim had hired a VP of Risk Management and launched an internal initiative known as World Class Asset Management and Insurance, which addressed key gaps in our asset management business and suggested solutions to fill those gaps. Organizational support was therefore in place to make changes especially in the area of talent since many key portfolios were underperforming both benchmarks and Lipper peer groups.

o        We are operating against a three-part strategy -
         o Attract new talent, build around existing talent;
         o Improve our hub operations, and
         o Expansion.
o We have largely completed the talent building and acquisition component and our immediate focus is on improving operations.

o We believe that there are diseconomies of scale in this business. In fact, one of the great paradoxes of the industry is that investment management firms with small resources, also known as boutiques, can outperform larger shops with much higher levels of resources.
o At the same time, we also know that this is largely a scale business where leverage is obtained by managing more assets with a largely fixed amount of cost, mostly in the form of people and technology.
o In the equity world, we decided to have the best of both worlds and operate like a boutique while managing a large amount of assets.
o As such, we have largely decentralized our equity investment management capabilities and established geographic diversity with investment satellite offices in Boston, Cambridge, New York, San Diego and London.
o Satellite offices are staffed with highly talented portfolio managers and dedicated analysts. Each office is responsible for a product or group of products with performance as the key deliverable. This is how we created the boutique atmosphere of mutual accountability within a large firm.
o Our headquarters remains in Minneapolis with many scalable activities such as compliance and operations. Our commitment to research excellence is enhanced by the dedicated Minneapolis central research facility.
o We have a disciplined investment approach through assigned benchmarks and risk parameters to ensure investments are performance driven and deliver on our client expectations.
o We are experienced. We have delivered on our clients' investment needs through all market conditions for over 100 years.
o        This brings me to talent.

o We have had challenges in investment performance but we have also had pockets of good investment talent and performance especially Gordon Fines and his team.
o As part of our strategy to decentralize our equity operations, we established a San Diego boutique led by Gordon to run our Growth Spectrum product offerings in the institutional world and continue the strong performance of AXP(R) NEW DIMENSIONS FUND(R).
o Gordon is joined by Duncan Evered and Paul Rokosz who co-manage the four star AXP Equity Select Fund. *

o We made Duncan sole portfolio manager on AXP Equity Select Fund and named Paul portfolio manager on AXP Strategy Aggressive Fund on July 1, 2002.
o The strong performance of the San Diego boutique is evident when you look at their results.

o In addition to establishing the San Diego office, we created a satellite office in Boston when we hired three top portfolio managers from Fidelity
         o Doug Chase
         o Nick Thakore
         o Bob Ewing
o        These are seasoned managers with successful track records who ran:
         o Fidelity Export and Multinational (Chase)
         o Fidelity Fund (Thakore)
         o Fidelity Balanced - equity portion (Ewing)

o Since we established our Boston Office, we have seen tremendous short-term results across the three large cap styles they manage - Growth, Core, and Value. For instance, AXP Growth Fund's 1-year performance places it in the top quartile for Large Cap Growth portfolios.
o I would like to share with you the performance rankings for the portfolios they began managing on April 1, 2002 as well as for two new funds that we launched, AXP Large Cap Equity Fund and AXP Large Cap Value Fund
o But as you know NASD rules forbid presenting less than 1-year performance rankings in communications with the public and the circumstances of this meeting including its broad availability via webcast means we are subject to these rules. I can tell you, however, that we are very pleased with their initial results and I look forward to sharing with you their 1-year results later this year.

o In our business the best want to work for the best, and therefore, talent attracts talent. We hired top analysts from many competing firms such as Putnam, MFS, and several hedge funds to establish our Boston boutique. Two of the analysts, Nina Hughes and Telis Bertsekas, also manage AXP Global Technology Fund, which at the end of 2002 ranked in the 46th percentile for 1-year performance within its Lipper peer group.**
o As these new resources started working together, we saw an immediate culture shift across the firm especially an emphasis on high quality fundamental research.

o We expanded our quantitative capabilities by acquiring the asset of Dynamic Ideas, LLC, a quantitative research firm formed by Dr. Dimitris Bertsimas, the Boeing Professor of Operations Research at MIT.
o Dr. Bertsimas was a key consultant to well respected firms including Grantham, Mayo & Von Otterloo, and he and his team have begun working on asset allocation models. They will use these proprietary models and optimization techniques to run the equity portion of AXP Managed Allocation Fund, a new fund - AXP Quantitative Large Cap Equity Fund, and managed accounts.

o We hired Michelle Keeley from Zurich to run our fixed income department. Michelle has since enhanced her talent base by attracting individuals like Tom Murphy from BlackRock to run Investment Grade Corporates and Jerri Cohen from Scudder to manage our cash portfolios.
o We have restructured our international boutique in London with the leadership of Mark Burgess. o We have restructured and improved a smaller but more effective central research department, under the leadership of Tom Mahowald, which is designed to support the efforts of our boutiques.

o As head of fixed income, Michelle Keeley leads our owned asset organization.
o We hold a high quality portfolio, consistent with our goals of diversification, liquidity and high credit quality.
o        In 2002, we had a strong year given this low risk profile.
o We transitioned risk from credit to cash flow as the credit environment deteriorated. This insulated the portfolio from credit shocks as defaults climbed to historic highs and spreads widened.

o Our overarching goal is consistent, superior investment results over time. And we have to have clear goals to adequately judge performance.
o At any point in time, we want 60-70% of our portfolios and assets above median as compared to their Lipper peer groups with no more than 15% in the fourth quartile. Fourth quartile performance is a key dissatisfier for our clients.

o        We re-assigned every problem equity portfolio at AEFA in the last year.
o The trends are what we want - more of our portfolios and assets are above median.
o We clearly could not have moved the numbers if we had not had significant performance improvements in the portfolios where we changed managers or processes last year.
o We ended 2002 with 69% of equity mutual fund assets in portfolios that were above median, compared to 50% at the end of 2001.**
o When looking at performance in terms of portfolios, the percentage above median rose from 26% at the end of 2001 to 44% at the end of 2002.**

o We significantly reduced the number of portfolios in the fourth quartile - only 11% of our portfolios on an asset weighted basis, down from 34% in 2001.**
o This trend is also reflected on an equal weighted basis. In one year, we reduced the number of portfolios in the 4th quartile from 57% at the end of 2001 to 18% at the end of 2002.**
o While we are pleased with these results, we recognize that achieving investment performance is difficult. Markets are variable and can work against you. It takes time to change a track record.

o We are not meeting our fixed income performance goals, but in fixed income, the spreads between the best performing and worst performing portfolios in a particular category are often smaller than in equities.
o Similar to what we did on the equity side, Michelle Keeley recently announced the revamping of our fixed income operational structure.
o We are moving to a fixed income organizational model that leverages team-based, sector-specific leadership - similar to the structure of leading fixed income asset managers like BlackRock or Pimco.

o American Express has taken the stance that we will invest in our asset management business during this difficult period in the market and emerge stronger when markets rebound.
o In 2003, we will invest in upgrading technology and further building our infrastructure, which is part of stage II of our strategy to improve hub operations.
o Our early results are gaining attention from Morningstar, media, and our advisors.

o I am confident we will continue to improve investment performance in 2003, based on the following:
         o Equity managers who took over portfolios in 2002 will have reached their individual 1-year performance;
         o Our San Diego and Cambridge offices, as well as central research will be fully operational;
         o Fixed income will have the benefit of operating under sector-specific leadership teams and
         o Technology support capabilities will be upgraded.

o I hope I have been able to give you an overview of our initiatives and insights into what we intend to do going forward.
o I'll turn it back to Jim and would be happy to answer any questions when we reach the question and answer portion of the meeting.
NOTES:
* About Morningstar ratings. For each fund with at least a three-year history, Morningstar calculates a Morningstar Rating (based on a Morningstar Risk-Adjusted Return measure that accounts for variation in a funds monthly performance (including the effects of sales charges, loads and redemption fees), placing more emphasis on downward variations and rewarding consistent performance. The top 10% of funds in each category receive 5 stars, the next 22.5% receive 4 stars, the next 35% receive 3 stars, the next 22.5% receive 2 stars and the bottom 10% receive 1 star. Highly rated funds are defined as those that have a four or five star Morningstar rating. Data provided by Morningstar, Inc.(R) 2001. All rights reserved. Morningstar data (1) is proprietary to Morningstar and/or its affiliates; (2) may not be copied or distributed; (3) is not warranted to be accurate, complete or timely. American Express does not review the Morningstar data and, for mutual fund performance information, you should check the fund's current prospectus for the most up to date information concerning applicable loads, fees and expenses.

** Lipper is an independent agency that ranks mutual fund performance by asset class and investment style. Rankings measure the performance of individual funds against other funds that invest in similar securities. American Express' internally-managed equity and fixed income portfolio performance is measured in the following categories: large cap growth, large cap core, large cap value, mid cap growth, mid cap value, multi-cap growth, small cap core, balanced, flexible portfolio, equity income, gold oriented, science and technology, utility, emerging markets, European region, global, international and global flexible portfolio, corporate debt (A rated), corporate debt, corporate debt (BBB rated), global income, high current yield, short US government, US mortgage, general US government, California municipal dept, general municipal debt, insured municipal debt, Massachusetts municipal debt, Michigan municipal debt, Minnesota municipal debt, New York municipal debt, Ohio municipal debt, intermediate municipal dept.

Performance of Ranked Funds:

Fund Name                                        1 year                5 year                10 year
---------                                        ------                ------                -------
AXP(R)Growth Fund                                -28.46%                -7.41%                 4.90%
AXP(R)Global Technology Fund                     -42.08%                -6.54%                  NA (1)
AXP(R)Equity Select Fund                         -18.73%                 1.30%                 8.83%
AXP(R)New Dimensions Fund                        -26.02%                -0.77%                 8.39%
AXP(R)Growth Dimensions Fund                     -29.94%                  NA (2)                NA (2)
Annualized Total Returns, Class A

(1) -4.45% since inception
(2) -32.53% since inception


Past performance is no guarantee of future results. Investment return and value will fluctuate, so that shares, when redeemed, may be worth more or less than the original cost.

For more information about American Express Funds, including fees and expenses, call (800) AXP-FUND, access americanexpress.com or speak to an advisor to obtain a prospectus. Please read it carefully before you invest.